Exhibit 99.1
MPLX LP Reports Third-Quarter 2026 Financial Results;
Announces Increase to Quarterly Distribution of 12.5%
•Increased quarterly distribution 12.5% for the third consecutive year, to $4.84 per unit annualized
•Third-quarter net income attributable to MPLX of $1.2 billion and net cash provided by operating activities of $1.5 billion
•Adjusted EBITDA attributable to MPLX of $1.9 billion and distributable cash flow of $1.5 billion, enabling the return of $1.1 billion of capital
•Executing Natural Gas and NGL value chain growth strategy; Harmon Creek III processing plant began operations in August; progressing expansion and integration of Permian sour gas treating facility
FINDLAY, Ohio, Nov. 3, 2026 - MPLX LP (NYSE: MPLX) today reported third-quarter 2026 net income attributable to MPLX of $1,164 million, compared with $1,545 million for the third quarter of 2025.
Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) attributable to MPLX was $1,859 million, compared with $1,766 million for the third quarter of 2025, an increase of $93 million or 5.3%. Third-quarter 2026 results include $77 million of expenses related to incentive compensation programs, as compared to $40 million in the third quarter of 2025, reducing EBITDA growth by 2%. Crude Oil and Products Logistics segment adjusted EBITDA for the third quarter of 2026 was $1,204 million, compared with $1,137 million for the third quarter of 2025. Natural Gas and NGL Services segment adjusted EBITDA for the third quarter of 2026 was $655 million, compared with $629 million for the third quarter of 2025.
During the quarter, MPLX generated $1,477 million in net cash provided by operating activities, $1,537 million of distributable cash flow, and adjusted free cash flow of $447 million. MPLX announced a third-quarter 2026 distribution of $1.2111 per common unit, resulting in distribution coverage of 1.3x for the quarter. The leverage ratio was 3.8x at the end of the quarter.
"Our third-quarter results reflect strong execution and the continued progression of our integrated natural gas and NGL value chain growth strategy. The durability of our cash flows enabled us to increase our quarterly distribution by 12.5% for the third consecutive year," said Maryann Mannen, MPLX chairman, president and chief executive officer. "MPLX is positioned to meet global demand for U.S. energy and deliver mid-single digit adjusted EBITDA growth as utilization increases across our system and key growth projects enter service."
Financial Highlights (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per unit and ratio data)	2026	2025	2026	2025
Net income attributable to MPLX LP	$1,164	$1,545	$3,153	$3,719
Adjusted EBITDA attributable to MPLX LP(a)	1,859	1,766	5,363	5,213
Net cash provided by operating activities	1,477	1,431	4,526	4,413
Distributable cash flow attributable to MPLX LP(a)	1,537	1,468	4,395	4,374
Distribution per common unit(b)	$1.2111	$1.0765	$3.3641	$2.9895
Distribution coverage(c)	1.3x	1.3x	1.3x	1.4x
Consolidated total debt to LTM adjusted EBITDA(a)(d)	3.8x	3.7x	3.8x	3.7x
Cash paid for common unit repurchases	$50	$100	$150	$300

(a)    Non-GAAP measures. See reconciliation in the tables that follow.
(b)    Distributions declared by the board of directors of MPLX's general partner.
(c)    Beginning with the three months ended March 31, 2025, distribution coverage is defined as DCF attributable to MPLX LP divided by total LP distributions, as a result of the conversion of the remaining Series A preferred units to common units in February 2025.
(d)    Calculated using face value total debt and LTM adjusted EBITDA. Also referred to as leverage ratio. See reconciliation in the tables that follow.

Segment Results

Crude Oil and Products Logistics

Crude Oil and Products Logistics segment adjusted EBITDA for the third quarter of 2026 increased by $67 million compared to the same period in 2025. The increase was primarily driven by higher rates across the business units and increased butane blending, partially offset by higher operating expenses, including incentive compensation.

Operating Statistics (unaudited)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Total MPLX
Pipeline throughput (mbpd)	5,951	5,922	—%	5,845	5,985	(2)%
Average pipeline tariff rates ($ per barrel)	$1.09	$1.08	1%	1.07	1.07	—%
Terminal throughput (mbpd)	3,375	3,173	6%	3,205	3,151	2%
Segment adjusted EBITDA (in millions)	$1,204	$1,137	6%	$3,476	$3,372	3%

Natural Gas and NGL Services

Natural Gas and NGL Services segment adjusted EBITDA for the third quarter of 2026 increased by $26 million compared to the same period in 2025. The increase was driven by increased volumes, including growth from acquisitions, partially offset by the divestiture of non-core gathering and processing assets in 2025 and higher operating expenses, including incentive compensation.

Operating Statistics (unaudited)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Total MPLX
Gathering throughput (MMcf/d)	7,216	6,906	4%	6,857	6,663	3%
Natural gas processed (MMcf/d)	9,941	10,075	(1)%	9,648	9,866	(2)%
C2 + NGLs fractionated (mbpd)	696	677	3%	670	657	2%
Segment adjusted EBITDA (in millions)	$655	$629	4%	$1,887	$1,841	2%

Strategic Updates

In conjunction with MPC’s announced sale of its St. Paul Park and Mandan refineries, MPLX announced the sale of associated logistics assets for $750 million, representing a 9x multiple on forecast 2027 adjusted EBITDA. The proceeds are expected to be redeployed in support of MPLX’s growth plans, anchored in the Permian and Marcellus basins. The transaction is expected to close at the end of 2026.

MPLX is investing $2.9 billion of organic growth capital toward opportunities to meet global demand for U.S. energy, with over 90% allocated to natural gas and NGL infrastructure. With projects concentrated in the Permian and Marcellus, two of the most prolific and competitive basins in North America, investments in these value chains reflect the partnership's confidence in the long-term fundamentals of the energy market, offer some of the most compelling investments in the midstream sector, and are expected to generate mid-teens returns.

Investment	Details	MPLX Ownership	Expected In-Service
Secretariat I	200 million cubic feet per day (MMcf/d) gas processing plant in the Delaware Basin	100%	Placed in service April 2026
Harmon Creek III	300 MMcf/d gas processing plant and 40 thousand barrel per day (mbpd) de-ethanizer in the Marcellus	100%	Placed in service August 2026
Bay Runner and Bay Runner Twin Pipelines	Up to 5.3 billion cubic feet per day (Bcf/d) of natural gas transport capacity between Agua Dulce, Texas, and Brownsville, Texas	30%	Bay Runner: 4Q26 Bay Runner Twin: 2029
BANGL Pipeline	Expanding NGL pipeline from 250 mbpd to 300 mbpd; provides transportation from the Permian Basin to the Texas Gulf Coast	100%	4Q26
Titan Complex	Increasing sour gas treating capacity from 150 MMcf/d to over 400 MMcf/d in the Delaware Basin	100%	4Q26
Blackcomb Pipeline	2.5 Bcf/d pipeline connecting Permian supply to Agua Dulce, Texas	34%	4Q26; Began commissioning July 2026
Traverse Pipeline	2.5 Bcf/d pipeline designed to transport natural gas between Agua Dulce, Texas, and Katy, Texas	34%	2H27
Gulf Coast Fractionators	Two 150 mbpd fractionation facilities near MPC’s Galveston Bay refinery	100%	Frac I: 2028 Frac II: 2029
Gulf Coast LPG Export Terminal JV	400 mbpd LPG export terminal located in the Port of Texas City, Texas	50%	2028
Marcellus Gathering System Expansion	Supports producer activity near MPLX’s Majorsville gas processing complex	100%	1H28
Eiger Express Pipeline	3.7 Bcf/d pipeline connecting Permian supply to Katy, Texas	22%	Mid-2028

Secretariat II	300 MMcf/d gas processing plant in the Delaware Basin	100%	2H28
Solitude Pipeline System	Two 2.25 Bcf/d pipelines connecting Permian supply to Katy, Texas	10%	Phase I: 2H29 Phase II: 2030

Financial Position and Liquidity

As of September 30, 2026, MPLX had $1.3 billion in cash, $2.5 billion available on its bank revolving credit facility, and $1.5 billion available through its intercompany loan agreement with MPC. MPLX's leverage ratio was 3.8x, while the stability of cash flows supports leverage in the range of 4.0x.

On August 24, 2026, MPLX issued $2.25 billion of senior notes in an underwritten public offering.

On September 23, 2026, MPLX redeemed all of its outstanding $1.25 billion senior notes due March 2027.

On October 30, 2026, MPLX and MPC amended the intercompany loan agreement to increase the borrowing capacity from $1.5 billion to $2.5 billion and extended the term from July 31, 2029, to October 30, 2031.

The partnership repurchased $50 million of common units held by the public in the third quarter of 2026. As of September 30, 2026, MPLX had approximately $1.0 billion remaining available under its unit repurchase authorizations.

Conference Call

At 9:30 a.m. ET today, MPLX will hold a conference call and webcast to discuss the reported results and provide an update on operations. Interested parties may listen by visiting MPLX's website at www.mplx.com. A replay of the webcast will be available on MPLX's website for two weeks. Financial information, including this earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.mplx.com.

About MPLX LP

MPLX is a diversified, large-cap master limited partnership that owns and operates midstream energy infrastructure and logistics assets and provides fuels distribution services. MPLX's assets include a network of crude oil and refined product pipelines; an inland marine business; light-product terminals; storage caverns; refinery tanks, docks, loading racks, and associated piping; and crude and light-product marine terminals. The company also owns crude oil and natural gas gathering systems and pipelines as well as natural gas and NGL processing and fractionation facilities in key U.S. supply basins. More information is available at www.mplx.com.

Investor Relations Contact: (419) 421-2071
Brian Worthington, Vice President, Investor Relations
Isaac Feeney, Director, Investor Relations
Evan Heminger, Analyst, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Director

Non-GAAP references

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional non-GAAP measures to analyze our performance. This press release and supporting schedules include the non-GAAP measures adjusted EBITDA; consolidated debt to last twelve months adjusted EBITDA, which we refer to as our leverage ratio; distributable cash flow (DCF); adjusted free cash flow (Adjusted FCF); and Adjusted FCF after distributions.

Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. We define Adjusted EBITDA as net income adjusted for: (i) provision for income taxes; (ii) net interest and other financial costs; (iii) depreciation and amortization; (iv) income/(loss) from equity method investments; (v) distributions and adjustments related to equity method investments; (vi) impairment expense; (vii) noncontrolling interests; (viii) transaction-related costs; and (ix) other adjustments, as applicable.

DCF is a financial performance and liquidity measure used by management and by the board of directors of our general partner as a key component in the determination of cash distributions paid to unitholders. We believe DCF is an important financial measure for unitholders as an indicator of cash return on investment and to evaluate whether the partnership is generating sufficient cash flow to support quarterly distributions. In addition, DCF is commonly used by the investment community because the market value of publicly traded partnerships is based, in part, on DCF and cash distributions paid to unitholders. We define DCF as Adjusted EBITDA adjusted for: (i) deferred revenue impacts; (ii) sales-type lease payments, net of income; (iii) adjusted net interest and other financial costs; (iv) net maintenance capital expenditures; (v) equity method investment capital expenditures paid out; and (vi) other adjustments as deemed necessary.

Adjusted FCF and Adjusted FCF after distributions are financial liquidity measures used by management in the allocation of capital and to assess financial performance. We believe that unitholders may use this metric to analyze our ability to manage leverage and return capital. We define Adjusted FCF as net cash provided by operating activities adjusted for: (i) net cash used in investing activities; (ii) cash contributions from MPC; and (iii) cash distributions to noncontrolling interests. We define Adjusted FCF after distributions as Adjusted FCF less base distributions to common and preferred unitholders. We believe that the presentation of Adjusted EBITDA, DCF, Adjusted FCF and Adjusted FCF after distributions provides useful information to investors in assessing our financial condition and results of operations.

Leverage ratio is a liquidity measure used by management, industry analysts, investors, lenders and rating agencies to analyze our ability to incur and service debt and fund capital expenditures.

The GAAP measures most directly comparable to Adjusted EBITDA and DCF are net income and net cash provided by operating activities while the GAAP measure most directly comparable to Adjusted FCF and Adjusted FCF after distributions is net cash provided by operating activities. These non-GAAP financial measures should not be considered alternatives to GAAP net income or net cash provided by operating activities as they have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP financial measures should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because non-GAAP financial measures may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

For a reconciliation of Adjusted EBITDA, DCF, Adjusted FCF, Adjusted FCF after distributions and our leverage ratio to their most directly comparable measures calculated and presented in accordance with GAAP, see the tables below.

Forward-Looking Statements

This press release contains forward-looking statements regarding MPLX LP (MPLX). These forward-looking statements may relate to, among other things, MPLX’s expectations, estimates and projections concerning its business and operations, financial priorities, including with respect to positive free cash flow and distribution coverage, strategic plans, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance ("ESG") plans and goals, including those related to greenhouse gas emissions, biodiversity, and inclusion and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “advance,” “anticipate,” “believe,” “commitment,” “confidence," “continue,” “could,” “design,” “drive,” “endeavor,” “estimate,” “expect,” “focus,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “progress,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “strive,” “support,” “target,” “trends,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPLX cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPLX, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPLX’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, changes in governmental policies relating to refined petroleum products, crude oil, natural gas, natural gas liquids (“NGLs”) or renewable diesel and other renewable fuels, or taxation including changes in tax regulations or guidance promulgated pursuant to the new legislation implemented in the One Big Beautiful Bill Act; volatility in and degradation of general economic, market, industry or business conditions, including as a result of pandemics, other infectious disease outbreaks, natural hazards, extreme weather events, regional conflicts such as hostilities in the Middle East and in Ukraine, tariffs, inflation, rising interest rates or government shutdowns; the adequacy of capital resources and liquidity, including the availability of sufficient free cash flow from operations to pay or grow distributions and to fund future unit repurchases; the ability to access debt markets on commercially reasonable terms or at all; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products or renewable diesel and other renewable fuels; increased pricing volatility or supply disruptions due to the U.S.-Iran conflict and market reactions thereto; changes to the expected construction costs and in service dates of planned and ongoing projects and investments, including pipeline projects and new processing units, and the ability to obtain regulatory and other approvals with respect thereto; the timing and ability to obtain necessary regulatory approvals and satisfy the other conditions necessary to consummate planned transactions within the expected timeframes if at all; the ability to realize expected returns or other benefits on planned, anticipated, ongoing, or completed projects or transactions, including the recently announced divestiture of midstream assets related to the St. Paul Park and Mandan refineries and the acquisitions of Northwind Delaware Holdings LLC and BANGL, LLC; the inability or failure of our joint venture partners to fund their share of operations and development activities; the financing and distribution decisions of joint ventures we do not control; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; our ability to successfully implement our sustainable energy strategy and principles and to achieve our ESG plans and goals within the expected timeframes if at all; changes in government incentives for emission-reduction products and technologies; the outcome of research and development efforts to create future technologies necessary to achieve our ESG plans and goals; our ability to scale projects and technologies on a commercially competitive basis; changes in regional and global economic growth rates and consumer preferences, including consumer support for emission-reduction products and technology; industrial incidents or other unscheduled shutdowns affecting our machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the suspension, reduction or termination of MPC’s obligations under MPLX’s commercial agreements; the imposition of windfall profit taxes, maximum refining margin penalties, minimum inventory requirements or refinery maintenance and turnaround supply plans on companies operating in the energy industry in California or other jurisdictions; the establishment or increase of tariffs on goods, including crude oil and other feedstocks imported into the United States, other trade protection measures or restrictions or retaliatory actions from foreign governments; compliance costs and uncertainty associated with cap and invest programs or similar arrangements or programs in California or other jurisdictions; other risk factors inherent to MPLX’s industry; the impact of adverse market conditions or other similar risks to those identified herein affecting MPC; and the factors set forth under the heading “Risk Factors” and

“Disclosures Regarding Forward-Looking Statements” in MPLX’s and MPC's Annual Reports on Form 10-K for the year ended Dec. 31, 2025, and in other filings with the SEC.

Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.

Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office. Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office.

Condensed Consolidated Results of Operations (unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per unit data)	2026	2025	2026	2025
Revenues and other income:
Operating revenue	$1,572	$1,444	$4,329	$4,202
Operating revenue - related parties	1,700	1,461	4,831	4,378
Income from equity method investments	282	186	644	542
Gain on equity method investments	—	484	—	484
Other income	51	44	151	140
Total revenues and other income	3,605	3,619	9,955	9,746
Costs and expenses:
Operating expenses (including purchased product costs)	1,163	910	3,093	2,598
Operating expenses - related parties	423	400	1,236	1,246
Depreciation and amortization	378	346	1,101	996
General and administrative expenses	130	126	352	345
Other taxes	35	36	105	101
Total costs and expenses	2,129	1,818	5,887	5,286
Income from operations	1,476	1,801	4,068	4,460
Net interest and other financial costs	300	243	880	706
Income before income taxes	1,176	1,558	3,188	3,754
Provision for income taxes	2	3	5	5
Net income	1,174	1,555	3,183	3,749
Less: Net income attributable to noncontrolling interests	10	10	30	30
Net income attributable to MPLX LP	$1,164	$1,545	$3,153	$3,719

Per Unit Data
Net income attributable to MPLX LP per limited partner unit:
Common – basic	$1.15	$1.52	$3.11	$3.65
Common – diluted	$1.15	$1.52	$3.11	$3.65
Weighted average limited partner units outstanding:
Common units – basic	1,014	1,019	1,014	1,020
Common units – diluted	1,014	1,019	1,015	1,020

Select Financial Statistics (unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except ratio data)	2026	2025	2026	2025
Common unit distributions declared by MPLX LP
Common units (LP) – public	$442	$397	$1,232	$1,110
Common units – MPC	784	698	2,178	1,936
Total LP distribution declared	1,226	1,095	3,410	3,046

Other Financial Data
Adjusted EBITDA attributable to MPLX LP(a)	1,859	1,766	5,363	5,213
DCF attributable to MPLX LP(a)	$1,537	$1,468	$4,395	$4,374
Distribution coverage(b)	1.3x	1.3x	1.3x	1.4x

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$1,477	$1,431	$4,526	$4,413
Investing activities	(1,034)	(3,731)	(2,853)	(4,934)
Financing activities	$(177)	$2,679	$(2,513)	$767

(a)    Non-GAAP measure. See reconciliation below.
(b)    Beginning with the three months ended March 31, 2025, distribution coverage is defined as DCF attributable to MPLX LP divided by total LP distributions, as a result of the conversion of the remaining Series A preferred units to common units in February 2025.

Financial Data (unaudited)
(In millions, except ratio data)	September 30, 2026	December 31, 2025
Cash and cash equivalents	$1,297	$2,137
Total assets	44,184	43,005
Total debt(a)	26,608	25,653
Total equity	$14,291	$14,528
Consolidated debt to LTM adjusted EBITDA(b)	3.8x	3.7x

Partnership units outstanding:
MPC-held common units	647	647
Public common units	366	368

(a)    There were no borrowings on the loan agreement with MPC as of September 30, 2026 or December 31, 2025. Presented net of unamortized debt issuance costs, unamortized discount/premium and includes long-term debt due within one year.
(b)    Calculated using face value total debt and LTM adjusted EBITDA. Face value total debt was $27,005 million as of September 30, 2026, and $26,006 million as of December 31, 2025.

Operating Statistics (unaudited)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Crude Oil and Products Logistics
Pipeline throughput (mbpd)
Crude oil pipelines	3,897	3,867	1%	3,805	3,929	(3)%
Product pipelines	2,054	2,055	0%	2,040	2,056	(1)%
Total pipelines	5,951	5,922	0%	5,845	5,985	(2)%

Average tariff rates ($ per barrel)
Crude oil pipelines	$1.05	$1.08	(3)%	$1.05	$1.06	(1)%
Product pipelines	1.17	1.09	7%	1.12	1.08	4%
Total pipelines	$1.09	$1.08	1%	$1.07	$1.07	—%

Terminal throughput (mbpd)	3,375	3,173	6%	3,205	3,151	2%

Barges in operation	347	320	8%	347	320	8%
Towboats in operation	30	29	3%	30	29	3%

Natural Gas and NGL Services Operating Statistics (unaudited) - Consolidated(a)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Gathering throughput (MMcf/d)
Marcellus Operations	1,837	1,517	21%	1,699	1,501	13%
Utica Operations	—	—	—%	—	88	(100)%
Southwest Operations	1,960	1,882	4%	1,980	1,801	10%
Bakken Operations	151	157	(4)%	153	165	(7)%
Rockies Operations	—	529	(100)%	—	539	(100)%
Total gathering throughput	3,948	4,085	(3)%	3,832	4,094	(6)%

Natural gas processed (MMcf/d)
Marcellus Operations	4,695	4,466	5%	4,573	4,368	5%
Utica Operations(b)	—	—	—%	—	—	—%
Southwest Operations	2,106	1,983	6%	2,031	1,895	7%
Southern Appalachia Operations	196	168	17%	202	187	8%
Bakken Operations	157	157	—%	155	164	(5)%
Rockies Operations	—	604	(100)%	—	599	(100)%
Total natural gas processed	7,154	7,378	(3)%	6,961	7,213	(3)%

C2 + NGLs fractionated (mbpd)
Marcellus Operations	587	580	1%	573	564	2%
Utica Operations(b)	—	—	—%	—	—	—%
Other	22	30	(27)%	23	29	(21)%
Total C2 + NGLs fractionated	609	610	—%	596	593	1%

(a)    Includes operating data for entities that have been consolidated into the MPLX financial statements.
(b)    The Utica region processing and fractionation operations only include partnership-operated equity method investments and thus do not have any operating statistics from a consolidated perspective. See table below for details on Utica.

Excluding Divested Assets(a), Natural Gas and NGL Services Operating Statistics (unaudited) - Consolidated(b)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Total gathering throughput (MMcf/d)	3,948	3,556	11%	3,832	3,467	11%
Total natural gas processed (MMcf/d)	7,154	6,774	6%	6,961	6,614	5%
Total C2 + NGLs fractionated (mbpd)	609	605	1%	596	588	1%

(a)    Excludes volumes associated with divested Rockies gathering and processing operations and assets contributed to Markwest EMG Jefferson Dry Gas Gathering Company, L.L.C.
(b)     Includes operating data for entities that have been consolidated into the MPLX financial statements.

Natural Gas and NGL Services Operating Statistics (unaudited) - Operated(a)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Gathering throughput (MMcf/d)
Marcellus Operations	1,837	1,517	21%	1,699	1,501	13%
Utica Operations	3,268	2,754	19%	3,025	2,587	17%
Southwest Operations	1,960	1,882	4%	1,980	1,801	10%
Bakken Operations	151	157	(4)%	153	165	(7)%
Rockies Operations	—	596	(100)%	—	609	(100)%
Total gathering throughput	7,216	6,906	4%	6,857	6,663	3%

Natural gas processed (MMcf/d)
Marcellus Operations	6,302	6,180	2%	6,232	6,059	3%
Utica Operations	1,180	983	20%	1,028	962	7%
Southwest Operations	2,106	1,983	6%	2,031	1,895	7%
Southern Appalachia Operations	196	168	17%	202	187	8%
Bakken Operations	157	157	—%	155	164	(5)%
Rockies Operations	—	604	(100)%	—	599	(100)%
Total natural gas processed	9,941	10,075	(1)%	9,648	9,866	(2)%

C2 + NGLs fractionated (mbpd)
Marcellus Operations	587	580	1%	573	564	2%
Utica Operations	87	67	30%	74	64	16%
Other	22	30	(27)%	23	29	(21)%
Total C2 + NGLs fractionated	696	677	3%	670	657	2%

(a)    Includes operating data for entities that have been consolidated into the MPLX financial statements as well as operating data for partnership-operated equity method investments.

Excluding Divested Assets(a), Natural Gas and NGL Services Operating Statistics (unaudited) - Operated(b)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Total gathering throughput (MMcf/d)	7,216	6,310	14%	6,857	6,054	13%
Total natural gas processed (MMcf/d)	9,941	9,471	5%	9,648	9,267	4%
Total C2 + NGLs fractionated (mbpd)	696	672	4%	670	652	3%

(a)    Excludes volumes associated with divested Rockies gathering and processing operations and assets contributed to Markwest EMG Jefferson Dry Gas Gathering Company, L.L.C.
(b)     Includes operating data for entities that have been consolidated into the MPLX financial statements as well as operating data for partnership-operated equity method investments.

Reconciliation of Segment Adjusted EBITDA to Net Income (unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Crude Oil and Products Logistics segment adjusted EBITDA attributable to MPLX LP	$1,204	$1,137	$3,476	$3,372
Natural Gas and NGL Services segment adjusted EBITDA attributable to MPLX LP	655	629	1,887	1,841
Adjusted EBITDA attributable to MPLX LP	1,859	1,766	5,363	5,213
Depreciation and amortization	(378)	(346)	(1,101)	(996)
Net interest and other financial costs	(300)	(243)	(880)	(706)
Income from equity method investments	282	186	644	542
Distributions/adjustments related to equity method investments	(250)	(251)	(735)	(707)
Gain on equity method investments	—	484	—	484
Transaction-related costs(a)	—	(21)	—	(21)
Adjusted EBITDA attributable to noncontrolling interests	11	11	33	33
Other(b)	(50)	(31)	(141)	(93)
Net income	$1,174	$1,555	$3,183	$3,749

(a)     Transaction-related costs include costs associated with the acquisition of Northwind Midstream, acquisition of the remaining interest in BANGL, LLC and the divestiture of the Rockies gathering and processing operations.
(b)    Includes unrealized derivative gain/(loss), equity-based compensation, provision for income taxes and other miscellaneous items.

Reconciliation of Segment Adjusted EBITDA to Income from Operations (unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Crude Oil and Products Logistics
Segment adjusted EBITDA	$1,204	$1,137	3,476	3,372
Depreciation and amortization	(154)	(139)	(443)	(407)
Income from equity method investments	83	71	197	186
Distributions/adjustments related to equity method investments	(85)	(84)	(228)	(233)
Other	(16)	(17)	(55)	(51)

Natural Gas and NGL Services
Segment adjusted EBITDA	655	629	1,887	1,841
Depreciation and amortization	(224)	(207)	(658)	(589)
Income from equity method investments	199	115	447	356
Distributions/adjustments related to equity method investments	(165)	(167)	(507)	(474)
Gain on equity method investments	—	484	—	484
Transaction-related costs(a)	—	(21)	—	(21)
Adjusted EBITDA attributable to noncontrolling interests	11	11	33	33
Other	(32)	(11)	(81)	(37)

Income from operations	$1,476	$1,801	$4,068	$4,460

(a)     Transaction-related costs include costs associated with the acquisition of Northwind Midstream, acquisition of the remaining interest in BANGL, LLC and the divestiture of the Rockies gathering and processing operations.

Reconciliation of Adjusted EBITDA Attributable to MPLX LP and DCF Attributable to MPLX LP from Net Income (unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Net income	$1,174	$1,555	$3,183	$3,749
Provision for income taxes	2	3	5	5
Net interest and other financial costs	300	243	880	706
Income from operations	1,476	1,801	4,068	4,460
Depreciation and amortization	378	346	1,101	996
Income from equity method investments	(282)	(186)	(644)	(542)
Distributions/adjustments related to equity method investments	250	251	735	707
Gain on equity method investments	—	(484)	—	(484)
Transaction-related costs(a)	—	21	—	21
Other	48	28	136	88
Adjusted EBITDA	1,870	1,777	5,396	5,246
Adjusted EBITDA attributable to noncontrolling interests	(11)	(11)	(33)	(33)
Adjusted EBITDA attributable to MPLX LP	1,859	1,766	5,363	5,213
Deferred revenue impacts	15	(6)	41	(34)
Sales-type lease payments, net of income	8	21	29	48
Adjusted net interest and other financial costs(b)	(291)	(236)	(856)	(680)
Maintenance capital expenditures, net of reimbursements	(49)	(70)	(170)	(150)
Equity method investment maintenance capital expenditures paid out	(7)	(4)	(16)	(12)
Other	2	(3)	4	(11)
DCF attributable to MPLX LP	$1,537	$1,468	$4,395	$4,374

(a)     Transaction-related costs include costs associated with the acquisition of Northwind Midstream, acquisition of the remaining interest in BANGL, LLC and the divestiture of the Rockies gathering and processing operations.
(b)    Represents net interest and other financial costs, excluding gain/loss on extinguishment of debt and amortization of deferred financing costs.

Reconciliation of Net Income to Last Twelve Month (LTM) adjusted EBITDA (unaudited)	Last Twelve Months
	September 30,		December 31,
(In millions)	2026	2025	2025
LTM Net income	$4,386	$4,858	$4,952
Provision for income taxes	8	10	8
Net interest and other financial costs	1,157	935	983
LTM income from operations	5,551	5,803	5,943
Depreciation and amortization	1,456	1,320	1,351
Income from equity method investments	(799)	(713)	(697)
Distributions/adjustments related to equity method investments	990	964	962
Gain on equity method investments	—	(484)	(484)
Gain on sale of assets	(159)	—	(159)
Transaction-related costs(a)	12	21	33
Other	160	108	112
LTM Adjusted EBITDA	7,211	7,019	7,061
Adjusted EBITDA attributable to noncontrolling interests	(44)	(44)	(44)
LTM Adjusted EBITDA attributable to MPLX LP	7,167	6,975	7,017
Consolidated total debt(b)	$27,005	$26,007	$26,006
Consolidated total debt to LTM adjusted EBITDA(c)	3.8x	3.7x	3.7x

(a)    Transaction-related costs include costs associated with the acquisition of Northwind Midstream, acquisition of the remaining interest in BANGL, LLC and the divestiture of the Rockies gathering and processing operations.
(b)    Consolidated total debt excludes unamortized debt issuance costs and unamortized discount/premium. Consolidated total debt includes long-term debt due within one year and outstanding borrowings, if any, under the loan agreement with MPC.
(c)    Also referred to as our leverage ratio.

Reconciliation of Adjusted EBITDA Attributable to MPLX LP and DCF Attributable to MPLX LP from Net Cash Provided by Operating Activities (unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Net cash provided by operating activities	$1,477	$1,431	$4,526	$4,413
Changes in working capital items	54	40	(136)	(43)
All other, net	(3)	—	(2)	(4)
Loss on extinguishment of debt	1	—	1	3
Adjusted net interest and other financial costs(a)	291	236	856	680
Other adjustments related to equity method investments	18	15	50	76
Transaction-related costs(b)	—	21	—	21
Other	32	34	101	100
Adjusted EBITDA	1,870	1,777	5,396	5,246
Adjusted EBITDA attributable to noncontrolling interests	(11)	(11)	(33)	(33)
Adjusted EBITDA attributable to MPLX LP	1,859	1,766	5,363	5,213
Deferred revenue impacts	15	(6)	41	(34)
Sales-type lease payments, net of income	8	21	29	48
Adjusted net interest and other financial costs(a)	(291)	(236)	(856)	(680)
Maintenance capital expenditures, net of reimbursements	(49)	(70)	(170)	(150)
Equity method investment maintenance capital expenditures paid out	(7)	(4)	(16)	(12)
Other	2	(3)	4	(11)
DCF attributable to MPLX LP	$1,537	$1,468	$4,395	$4,374

(a)    Represents net interest and other financial costs, excluding gain/loss on extinguishment of debt and amortization of deferred financing costs.
(b)     Transaction-related costs include costs associated with the acquisition of Northwind Midstream, acquisition of the remaining interest in BANGL, LLC and the divestiture of the Rockies gathering and processing operations.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions (unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Net cash provided by operating activities(a)	$1,477	$1,431	$4,526	$4,413
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow
Net cash used in investing activities	(1,034)	(3,731)	(2,853)	(4,934)
Contributions from MPC	15	6	24	20
Distributions to noncontrolling interests	(11)	(11)	(33)	(33)
Adjusted free cash flow	447	(2,305)	1,664	(534)
Distributions paid to common and preferred unitholders	(1,092)	(975)	(3,277)	(2,929)
Adjusted free cash flow after distributions	$(645)	$(3,280)	$(1,613)	$(3,463)

(a)    The three months ended September 30, 2026 and September 30, 2025 include working capital builds of $54 million and $40 million, respectively. The nine months ended September 30, 2026 and September 30, 2025 include working capital draws of $136 million and $43 million, respectively.

Capital Expenditures (unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Capital Expenditures:
Growth capital expenditures	$776	$513	$2,130	$1,019
Growth capital reimbursements	(37)	(36)	(121)	(100)
Investments in unconsolidated affiliates(a)	281	240	720	562
Return of capital(b)	—	(62)	—	(101)
Capitalized interest	(29)	(10)	(73)	(22)
Total growth capital expenditures(c)	991	645	2,656	1,358
Maintenance capital expenditures	65	81	195	184
Maintenance capital reimbursements	(16)	(11)	(25)	(34)
Capitalized interest	(1)	(1)	(3)	(3)
Total maintenance capital expenditures	48	69	167	147

Total growth and maintenance capital expenditures	1,039	714	2,823	1,505
Investments in unconsolidated affiliates(a)	(281)	(240)	(720)	(562)
Return of capital(b)	—	62	—	101
Growth and maintenance capital reimbursements(d)	53	47	146	134
Increase in capital accruals	(46)	(90)	(130)	(131)
Capitalized interest	30	11	76	25
Other	—	22	—	22
Additions to property, plant and equipment	$795	$526	$2,195	$1,094

(a)    Investments in unconsolidated affiliates and additions to property, plant and equipment are shown as separate lines within investing activities in the Consolidated Statements of Cash Flows.
(b)    Return of capital for the three and nine months ended September 30, 2026 exclude $32 million in connection with the sale of ownership interest in a joint venture. Return of capital for the three and nine months ended September 30, 2025 exclude special distributions of $21 million and $42 million, respectively, received in exchange for the contribution of assets to a joint venture.
(c)    Total growth capital expenditures for the three and nine months ended September 30, 2025 exclude acquisitions of $3,079 and $3,314, net of cash acquired, respectively.
(d)    Growth capital reimbursements are generally included in changes in deferred revenue within operating activities in the Consolidated Statements of Cash Flows. Maintenance capital reimbursements are included in the Contributions from MPC line within financing activities in the Consolidated Statements of Cash Flows.